EXHIBIT 99.1

Earnings Release & Supplemental Information — Unaudited
September 30, 2014

OVERVIEW:	Section I	INVESTING ACTIVITY:	Section IV
Earnings Release	i-ix	Dispositions	22
Summary Description	1	Construction, Redevelopment, Wholesale Data Center and Land
Equity Research Coverage	2	& Pre-Construction Summary	23
Selected Financial Summary Data	3	Summary of Construction Projects	24
Selected Portfolio Data	4	Summary of Redevelopment Projects	25
		Summary of Land Held and Pre-Construction	26
FINANCIAL STATEMENTS:	Section II
Quarterly Consolidated Balance Sheets	5	CAPITALIZATION:	Section V
Consolidated Statements of Operations	6-7	Quarterly Equity Analysis	27
Consolidated Statements of FFO	8-9	Debt Analysis	28-29
Consolidated Reconciliations of AFFO	10	Debt Maturity Schedule	30
		Consolidated Joint Ventures	31
PORTFOLIO INFORMATION:	Section III
Consolidated Office Properties by Region	11	RECONCILIATIONS & DEFINITIONS:	Section VI
NOI from Real Estate Operations and Occupancy by Property Grouping	12	Supplementary Reconciliations of Non-GAAP Measures	32-35
Unstabilized Office Properties	13	Definitions	36-41
Real Estate Revenues & NOI from Real Estate Operations by Segment	14
Same Office Properties Average Occupancy Rates by Region	15
Same Office Property Real Estate Revenues & NOI by Region	16
Leasing - Core Office	17-18
Office Lease Expiration Analysis	19-20
Top 20 Office Tenants	21

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS THIRD QUARTER 2014 RESULTS

COLUMBIA, MD October 24, 2014 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the third quarter ended September 30, 2014.

“The Company had a strong third quarter and generated results that were at the high end of our guidance range,” stated Roger A. Waesche, Jr., COPT’s President & Chief Executive Officer. “Our overall portfolio is now 91.5% occupied, supply in each of our markets remains in-check, and demand for new, strategically located office space in our markets continues to build along multiple channels, including the rapidly growing Cybersecurity industry,” he added.

Results:
Diluted earnings per share (“EPS”) was $0.22 for the quarter ended September 30, 2014 as compared to $(0.09) in the third quarter of 2013. Per NAREIT’s definition, diluted funds from operations per share (“FFOPS”) for the third quarter of 2014 was $0.49 versus $0.48 reported in the third quarter of 2013. FFOPS, as adjusted for comparability, was $0.48 for the quarter ended September 30, 2014 as compared to $0.49 reported for the third quarter of 2013. Adjustments for comparability could encompass items such as acquisition costs, impairment losses and gains on non-operating properties (net of related tax adjustments), losses (gains) on early extinguishment of debt and write-offs of original issuance costs for redeemed preferred stock. Please refer to the reconciliation tables that appear later in this press release.

Operating Performance:
Total Portfolio - At September 30, 2014, the Company’s total portfolio of 174 operating office properties totaled 16.9 million square feet that were 91.5% occupied and 93.0% leased.

Same Office Portfolio - The Company’s same office portfolio for the quarter ended September 30, 2014 represents 89% of the Company’s total square feet and consists of 161 properties. The Company’s same office portfolio was 92.1% occupied at September 30, 2014, up 150 basis points from the third quarter of 2013. For the third quarter ended September 30, 2014, the Company’s same office property cash NOI, excluding gross lease termination fees, increased 0.9% as compared to the third quarter of 2013.

Leasing - During the quarter ended September 30, 2014, COPT leased a total of 857,000 square feet of office space and achieved an 82% renewal rate. For the same period, rents on renewed space increased 6.8% on a GAAP basis and decreased 0.8% on a cash basis. For the nine months ended September 30, 2014, the Company leased 2.0 million square feet and achieved a 74% renewal rate. Rents on renewed space for the

i

nine months ended September 30, 2014, increased 5.6% on a GAAP basis and decreased 3.6% on a cash basis.

Investment Activity:
Developments - At September 30, 2014, the Company had six properties totaling 861,000 square feet under construction that were 55% leased. The properties’ total projected cost is $219.6 million, of which $123.3 million had been incurred.

Redevelopments - At September 30, 2014, COPT had four properties under redevelopment totaling approximately 276,000 square feet that were 40% leased.

Dispositions - The Company recycled $57 million of capital from non-strategic assets in the quarter. The dispositions included eight operating properties totaling 303,000 square feet for $29 million, and 235 acres of land for $28 million.

Balance Sheet and Capital Transactions:
As of September 30, 2014, the Company’s debt to adjusted book ratio was 42.8% and its adjusted EBITDA fixed charge coverage ratio was 2.7x. Also, the Company’s weighted average interest rate was 4.3% for the quarter ended September 30, 2014 and 94% of the Company’s debt was subject to fixed interest rates, including the effect of interest rate swaps.

2014 FFO Guidance:
Management is narrowing its previously issued guidance for 2014 FFOPS, as adjusted for comparability, from the prior range of $1.86-$1.90, to a new range of $1.87-$1.89. Management is affirming guidance for fourth quarter 2014 FFOPS, as adjusted for comparability, of $0.48-$0.50. A reconciliation of projected diluted EPS to projected FFOPS for the quarter and year ending December 31, 2014 is provided, as follows:

	Three Months Ending		Year Ending
	December 31, 2014		December 31, 2014
	Low	High	Low	High
EPS	$0.76	$0.78	$1.00	$1.02
Real estate depreciation and amortization	0.35	0.35	1.49	1.49
Gains on sales of previously depreciated properties	—	—	(0.06)	(0.06)
Impairment losses on previously depreciated properties	—	—	0.02	0.02
FFOPS, NAREIT definition	1.11	1.13	2.45	2.47
NOI from properties to be conveyed (a)	(0.01)	(0.01)	(0.02)	(0.02)
Interest expense on loan secured by properties to be conveyed (a)	0.05	0.05	0.15	0.15
Gains on sales of undepreciated properties	—	—	(0.05)	(0.05)
Executive transition costs	0.01	0.01	0.01	0.01
Net gains on extinguishment of debt (b)	(0.68)	(0.68)	(0.69)	(0.69)
Issuance cost of redeemed preferred shares	—	—	0.02	0.02
FFOPS, as adjusted for comparability	$0.48	$0.50	$1.87	$1.89

a.
The Company expects to transfer two operating properties in satisfaction of non-recourse secured indebtedness. These amounts represent the Company’s forecast of net operating income generated by these assets and interest expense (accrued at the default rate) from April 1st through year-end, and assuming a transfer date of December 31, 2014.

b.	Represents debt and accrued interest in excess of the book value of the assets to be conveyed.

3Q 2014 Conference Call Information:
Management will discuss third quarter 2014 earnings results, as well as its 2014 guidance, on its conference call on October 24, 2014 at 12:00 p.m. Eastern Time, details of which are listed below:

Third Quarter 2014:
Earnings Release Date:    Friday, October 24, 2014 at 6:00 a.m. Eastern Time
Conference Call Date:    Friday, October 24, 2014
Time:     12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)     888-679-8034
Telephone Number: (outside the U.S.)    617-213-4847
Passcode:    28439116

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PC4N4YGVH

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

A replay of this call will be available beginning Friday, October 24 at 4:00 p.m. Eastern Time through Friday, November 7 at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 86010521. To access the replay outside the United States, please call 617-801-6888 and use passcode 86010521.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions:
For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that focuses primarily on serving the specialized requirements of U.S. Government agencies and defense contractors, most of which are engaged in defense information technology and national security-related activities. As of September 30, 2014, COPT derived 77% of its annualized revenue from its strategic tenant niche properties and 23% from its regional office properties. The Company generally acquires, develops, manages and leases office and data center properties concentrated in large office parks primarily located near knowledge-based government demand drivers and/or in targeted markets or submarkets in the Greater Washington, DC/Baltimore region. As of September 30, 2014, the Company’s consolidated portfolio consisted of 174 office properties totaling 16.9 million rentable square feet. COPT is an S&P MidCap 400 company.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company’s strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company’s ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues
Real estate revenues	$118,276	$114,821	$359,112	$342,510
Construction contract and other service revenues	34,739	16,991	80,390	52,048
Total revenues	153,015	131,812	439,502	394,558
Expenses
Property operating expenses	43,056	41,361	136,600	123,082
Depreciation and amortization associated with real estate operations	30,237	28,205	104,728	82,888
Construction contract and other service expenses	33,593	16,306	75,353	49,165
Impairment losses	66	5,857	1,368	5,857
General and administrative expenses	5,662	6,237	17,635	17,213
Leasing expenses	1,549	1,790	5,247	5,217
Business development expenses and land carry costs	1,430	1,383	4,107	4,069
Total operating expenses	115,593	101,139	345,038	287,491
Operating income	37,422	30,673	94,464	107,067
Interest expense	(24,802)	(19,342)	(69,107)	(60,734)
Interest and other income (loss)	1,191	(3)	3,775	2,949
Loss on early extinguishment of debt	(176)	(374)	(446)	(27,028)
Income from continuing operations before equity in income of unconsolidated entities and income taxes	13,635	10,954	28,686	22,254
Equity in income of unconsolidated entities	193	44	206	211
Income tax expense	(101)	(24)	(257)	(61)
Income from continuing operations	13,727	10,974	28,635	22,404
Discontinued operations	191	(12,974)	4	(16,215)
Income (loss) before gain on sales of real estate	13,918	(2,000)	28,639	6,189
Gain on sales of real estate, net of income taxes	10,630	—	10,630	2,683
Net income (loss)	24,548	(2,000)	39,269	8,872
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(768)	232	(942)	474
Preferred units in the Operating Partnership	(165)	(165)	(495)	(495)
Other consolidated entities	(895)	(1,031)	(2,481)	(2,160)
Net income (loss) attributable to COPT	22,720	(2,964)	35,351	6,691
Preferred share dividends	(3,553)	(4,490)	(12,387)	(15,481)
Issuance costs associated with redeemed preferred shares	—	—	(1,769)	(2,904)
Net income (loss) attributable to COPT common shareholders	$19,167	$(7,454)	$21,195	$(11,694)

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$19,167	$(7,454)	$21,195	$(11,694)
Amount allocable to restricted shares	(103)	(97)	(332)	(317)
Numerator for diluted EPS	$19,064	$(7,551)	$20,863	$(12,011)

Denominator:
Weighted average common shares - basic	87,290	86,760	87,196	84,547
Dilutive effect of share-based compensation awards	195	—	169	—
Weighted average common shares - diluted	87,485	86,760	87,365	84,547
Diluted EPS	$0.22	$(0.09)	$0.24	$(0.14)

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Net income (loss)	$24,548	$(2,000)	$39,269	$8,872
Real estate-related depreciation and amortization	30,237	29,210	104,728	86,397
Impairment (recoveries) losses on previously depreciated operating properties	(7)	22,074	1,322	31,126
Gain on sales of previously depreciated operating properties	(5,123)	—	(5,119)	—
Funds from operations (“FFO”)	49,655	49,284	140,200	126,395
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(495)	(495)
FFO allocable to other noncontrolling interests	(830)	(833)	(2,349)	(2,830)
Preferred share dividends	(3,553)	(4,490)	(12,387)	(15,481)
Issuance costs associated with redeemed preferred shares	—	—	(1,769)	(2,904)
Basic and diluted FFO allocable to restricted shares	(191)	(178)	(542)	(450)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	44,916	43,618	122,658	104,235
Gain on sales of non-operating properties	(5,535)	—	(5,535)	(2,683)
Impairment losses on other properties	49	—	49	—
Loss on early extinguishment of debt	176	374	562	27,028
Issuance costs associated with redeemed preferred shares	—	—	1,769	2,904
FFO on properties in default to be conveyed (1)	3,806	—	7,435	—
Diluted FFO comparability adjustments allocable to restricted shares	7	—	(19)	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	43,419	43,992	126,919	131,484
Straight line rent adjustments	(456)	(980)	(1,441)	(6,824)
Straight line rent adjustments - properties in default to be conveyed	(96)	—	(95)	—
Amortization of intangibles included in net operating income	206	230	647	579
Share-based compensation, net of amounts capitalized	1,507	1,573	4,563	4,869
Amortization of deferred financing costs	1,357	1,321	3,646	4,292
Amortization of deferred financing costs - properties in default to be conveyed	(306)	—	(333)	—
Amortization of net debt discounts, net of amounts capitalized	259	(121)	659	1,063
Amortization of settled debt hedges	16	16	46	46
Recurring capital expenditures	(16,929)	(10,528)	(41,566)	(21,698)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$28,977	$35,503	$93,045	$113,811
Diluted FFO per share	$0.49	$0.48	$1.34	$1.18
Diluted FFO per share, as adjusted for comparability	$0.48	$0.49	$1.39	$1.49
Dividends/distributions per common share/unit	$0.275	$0.275	$0.825	$0.825

(1) Interest expense exceeded net operating income from these properties by the amounts in the statement.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	September 30, 2014	December 31, 2013
Balance Sheet Data
Properties, net of accumulated depreciation	$3,271,156	$3,214,301
Total assets	3,680,188	3,629,952
Debt, net	2,049,992	1,927,703
Total liabilities	2,264,248	2,114,945
Redeemable noncontrolling interest	18,436	17,758
Equity	1,397,504	1,497,249
Debt to adjusted book	42.8%	43.6%
Debt to total market capitalization	44.4%	44.3%

Core Portfolio Data (as of period end) (1)
Number of operating properties	174	177
Total net rentable square feet owned (in thousands)	16,863	16,045
Occupancy %	91.5%	88.7%
Leased %	93.0%	90.0%

	For the Three Months Ended September 30,				For the Nine Months Ended September 30,
	2014		2013		2014		2013
Payout ratios
Diluted FFO	56.0%		57.6%		61.6%		71.4%
Diluted FFO, as adjusted for comparability	58.0%		57.1%		59.5%		56.6%
Diluted AFFO	86.9%		70.7%		81.2%		65.4%
Adjusted EBITDA interest coverage ratio	3.6	x	3.6	x	3.6	x	3.6	x
Adjusted EBITDA fixed charge coverage ratio	2.7	x	2.5	x	2.6	x	2.4	x
Adjusted debt to in-place adjusted EBITDA ratio (2)	6.7	x	7.3	x	N/A		N/A

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	87,485		86,760		87,365		84,547
Weighted average common units	3,876		3,804		3,915		3,832
Anti-dilutive EPS effect of share-based compensation awards	—		45		—		63
Denominator for diluted FFO per share	91,361		90,609		91,280		88,442

Reconciliation of FFO to FFO, as adjusted for comparability
FFO, per NAREIT	$49,655		$49,284		$140,200		$126,395
Gain on sales of non-operating properties	(5,535)		—		(5,535)		(2,683)
Impairment losses on non-operating properties, net of associated tax	49		—		49		—
Loss on early extinguishment of debt, continuing and discontinued operations	176		374		562		27,028
Issuance costs associated with redeemed preferred shares	—		—		1,769		2,904
FFO from properties to be conveyed to extinguish debt in default	3,806		—		7,435		—
FFO, as adjusted for comparability	$48,151		$49,658		$144,480		$153,644

(1)	Represents operating properties held for long-term investment.

(2)	Represents debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$24,112	$24,022	$72,306	$71,220
Common unit distributions	1,062	1,094	3,215	3,186
Dividends and distributions for payout ratios	$25,174	$25,116	$75,521	$74,406

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income (loss)	$24,548	$(2,000)	$39,269	$8,872
Interest expense on continuing operations	24,802	19,342	69,107	60,734
Interest expense on discontinued operations	—	1,968	—	6,316
Income tax expense	101	24	257	61
Real estate-related depreciation and amortization	30,237	29,210	104,728	86,397
Depreciation of furniture, fixtures and equipment	543	502	1,891	1,559
Impairment losses	42	22,074	1,371	31,126
Loss on early extinguishment of debt on continuing and discontinued operations	176	374	562	27,028
Gain on sales of operating properties	(5,123)	—	(5,119)	—
Gain on sales of non-operational properties	(5,535)	—	(5,535)	(2,683)
Net loss (gain) on investments in unconsolidated entities included in interest and other income	63	1,006	365	(15)
EBITDA on properties in default to be conveyed	(732)	—	(1,263)	—
Adjusted EBITDA	$69,122	$72,500	$205,633	$219,395
Less: Net operating income from properties in quarter of disposition	(106)	—
Adjusted and in-place adjusted EBITDA	$69,016	$72,500

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$24,802	$19,342	$69,107	$60,734
Interest expense from discontinued operations	—	1,968	—	6,316
Less: Amortization of deferred financing costs	(1,357)	(1,321)	(3,646)	(4,292)
Less: Amortization of net debt discount, net of amounts capitalized	(259)	121	(659)	(1,063)
Less: Interest exp. on debt in default to be extin. via conveyance of properties	(4,231)	—	(8,364)	—
Denominator for interest coverage-Adjusted EBITDA	18,955	20,110	56,438	61,695
Scheduled principal amortization	1,477	2,226	4,914	7,229
Capitalized interest	1,314	2,215	4,325	6,743
Preferred share dividends	3,553	4,490	12,387	15,481
Preferred unit distributions	165	165	495	495
Denominator for fixed charge coverage-Adjusted EBITDA	$25,464	$29,206	$78,559	$91,643

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2014	2013	2014	2013
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Tenant improvements and incentives on operating properties	$11,581	$4,894	$22,412	$10,983
Building improvements on operating properties	8,119	4,857	18,458	8,995
Leasing costs for operating properties	2,877	2,260	7,195	5,114
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,454)	(230)	(987)	(238)
Less: Nonrecurring building improvements on operating properties	(4,182)	(1,266)	(5,269)	(3,113)
Less: Nonrecurring leasing costs for operating properties	(12)	14	(243)	(36)
Add: Recurring capital expenditures on operating properties held through joint ventures	—	(1)	—	(7)
Recurring capital expenditures	$16,929	$10,528	$41,566	$21,698

Reconciliation of same office property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$67,891	$68,020	$200,608	$202,289
Less: Straight-line rent adjustments	(461)	(1,241)	(1,941)	(3,697)
Less: Amortization of deferred market rental revenue	(4)	24	19	(39)
Add: Amortization of below-market cost arrangements	273	320	817	958
Same office property cash net operating income	67,699	67,123	199,503	199,511
Less: Lease termination fees, gross	(272)	(306)	(877)	(1,280)
Same office property cash net operating income, excluding gross lease termination fees	$67,427	$66,817	$198,626	$198,231

	September 30, 2014	December 31, 2013
Reconciliation of total assets to adjusted book
Total assets	$3,680,188	$3,629,952
Accumulated depreciation	679,598	597,649
Accumulated amortization of real estate intangibles and deferred leasing costs	207,864	193,142
Less: Adjusted book assoc. with properties to be conveyed to extinguish debt in default	(130,346)	—
Adjusted book	$4,437,304	$4,420,743

Reconciliation of debt to adjusted debt
Debt, net	$2,049,992	$1,927,703
Less: Debt in default to be extinguished via conveyance of properties	(150,000)	—
Numerator for debt to adjusted book ratio	1,899,992	1,927,703
Less: Cash and cash equivalents	(40,018)	(54,373)
Adjusted debt	$1,859,974	$1,873,330

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. As of September 30, 2014, COPT derived 77% of its portfolio annualized revenue from its strategic tenant niche properties and 23% from its regional office properties. COPT’s strategic tenant niche properties are those held for long-term investment that are either located near defense installations and other knowledge-based government demand drivers, or otherwise occupied primarily by U.S. Government agencies and defense contractors. COPT’s regional office properties are those held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties. As of September 30, 2014, COPT’s core portfolio of 174 office properties encompassed 16.9 million square feet and was 93% leased. As of the same date, COPT also owned one wholesale data center that was 70% leased.

Corporate Strategy: COPT’s customer strategy focuses on serving the specialized requirements of United States Government agencies and defense contractors, most of whom are engaged in defense information technology and national security related activities. These tenants’ missions generally pertain more to knowledge-based activities (such as cyber security, research and development and other highly technical defense and security areas) than to force structure (troops) and weapon system production. In order to support this customer strategy, COPT focuses on owning properties located near defense installations and other knowledge-based government demand drivers. COPT also focuses on owning properties in targeted markets or submarkets in the Greater Washington, DC/Baltimore region with strong growth attributes.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, Manager of IR
Stephen E. Riffee, EVP & CFO	443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Emmanuel Korchman	212-816-1382	emmanuel.korchman@citi.com
Cowen and Company	Jim Sullivan	646-562-1380	james.sullivan@cowen.com
Evercore Partners	Sheila McGrath	212-497-0882	sheila.mcgrath@evercore.com
Green Street Advisors	John Bejjani	949-640-8780	jbejjani@greenstreetadvisors.com
ISI Group	Steve Sakwa	212-446-9462	ssakwa@isigrp.com
Jefferies & Co.	Tayo Okusanya	212-336-7076	tokusanya@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Three Months Ended										Nine Months Ended
SUMMARY OF RESULTS	9/30/14		6/30/14		3/31/14		12/31/13		9/30/13		9/30/14		9/30/13
Same Office NOI	$67,891		$67,056		$65,661		$66,086		$68,020		$200,608		$202,289
NOI from real estate operations	$75,359		$72,108		$75,144		$79,621		$79,676		$222,611		$238,308
Adjusted EBITDA	$69,122		$65,800		$70,711		$73,917		$72,500		$205,633		$219,395
Net income (loss) attributable to COPT common shareholders	$19,167		$1,777		$251		$82,526		$(7,454)		$21,195		$(11,694)
FFO - per NAREIT	$49,655		$41,273		$49,272		$115,911		$49,284		$140,200		$126,395
FFO - as adjusted for comparability	$48,151		$47,034		$49,295		$49,958		$49,658		$144,480		$153,644
Basic and diluted FFO available to common share and common unit holders	$44,916		$34,091		$43,651		$109,914		$43,618		$122,658		$104,235
Diluted AFFO avail. to common share and common unit holders	$28,977		$27,561		$36,507		$28,362		$35,503		$93,045		$113,811
Per share - diluted:
EPS	$0.22		$0.02		$0.00		$0.94		$(0.09)		$0.24		$(0.14)
FFO - NAREIT	$0.49		$0.37		$0.48		$1.21		$0.48		$1.34		$1.18
FFO - as adjusted for comparability	$0.48		$0.44		$0.48		$0.48		$0.49		$1.39		$1.49
Dividend per common share	$0.2750		$0.2750		$0.2750		$0.2750		$0.2750		$0.8250		$0.8250
Payout ratios:
Diluted FFO	56.0%		73.8%		57.7%		22.9%		57.6%		61.6%		71.4%
Diluted FFO - as adjusted for comparability	58.0%		63.2%		57.6%		56.9%		57.1%		59.5%		56.6%
Diluted AFFO	86.9%		91.3%		69.0%		88.6%		70.7%		81.2%		65.4%
Real estate revenue operating margin	63.7%		62.2%		60.2%		62.8%		64.0%		62.0%		64.1%
Rental revenue operating margin	78.3%		76.4%		76.7%		77.6%		78.5%		77.1%		78.9%
CAPITALIZATION
Total Market Capitalization	$4,613,107		$4,853,704		$4,627,913		$4,350,189		$4,503,307
Total Equity Market Capitalization	$2,563,115		$2,754,361		$2,696,082		$2,422,486		$2,368,276
Debt, net	$2,049,992		$2,099,343		$1,931,831		$1,927,703		$2,135,031
Debt to Total Market Capitalization	44.4%		43.3%		41.7%		44.3%		47.4%
Debt to Adjusted book	42.8%		43.9%		43.5%		43.6%		46.6%
Adjusted EBITDA interest coverage ratio	3.6	x	3.7	x	3.6	x	3.3	x	3.6	x	3.6	x	3.6	x
Adjusted EBITDA debt service coverage ratio	3.4	x	3.4	x	3.3	x	3.0	x	3.2	x	3.4	x	3.2	x
Adjusted EBITDA fixed charge coverage ratio	2.7	x	2.6	x	2.6	x	2.4	x	2.5	x	2.6	x	2.4	x
Adjusted debt to in-place adjusted EBITDA ratio	6.7	x	7.1	x	6.8	x	6.8	x	7.3	x	N/A		N/A
OTHER
Revenue from early termination of leases	$239		$72		$1,112		$1,676		$891		$1,423		$3,006
Capitalized interest costs	$1,314		$1,422		$1,589		$2,042		$2,215		$4,325		$6,743

Corporate Office Properties Trust
Selected Consolidated Portfolio Data (1)

	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13

# of Operating Office Properties
Total Portfolio	174	180	183	183	210
Core Portfolio	174	172	181	177	173
Same Office Properties	161	161	161	161	161

% Occupied
Total Portfolio	91.5%	89.3%	89.8%	89.1%	88.5%
Core Portfolio	91.5%	90.0%	89.7%	88.7%	89.3%
Same Office Properties	92.1%	90.8%	91.1%	90.6%	90.6%

% Leased
Total Portfolio	93.0%	91.4%	91.1%	90.3%	89.7%
Core Portfolio	93.0%	92.2%	91.0%	90.0%	90.4%
Same Office Properties	93.3%	92.9%	92.6%	91.9%	91.8%

Square Feet of Office Properties (in thousands)
Total Portfolio	16,863	16,923	17,473	17,370	19,204
Core Portfolio	16,863	16,620	16,808	16,045	15,627
Same Office Properties	15,087	15,087	15,087	15,087	15,087

Wholesale Data Center
Initial Stabilization Critical Load (in megawatts (“MWs”))	18	18	18	18	18
MWs Operational	9	9	9	9	9
MWs Leased	6.3	6.3	6.3	6.3	6.3

(1)
Amounts reported exclude the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties. Effective April 1, 2014, all cash flows from such properties belong to the lender.

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13
Assets
Properties, net
Operating properties, net	$2,757,207	$2,724,242	$2,729,003	$2,702,693	$2,713,579
Construction and redevelopment in progress, including land (1)	167,618	168,996	159,468	160,436	174,117
Land held for future development and pre-construction costs (1)	346,331	361,004	336,157	351,172	352,050
Total properties, net	3,271,156	3,254,242	3,224,628	3,214,301	3,239,746
Assets held for sale	—	22,868	—	—	133,984
Cash and cash equivalents	40,018	76,216	18,374	54,373	27,318
Restricted cash and marketable securities	14,371	11,689	10,965	11,448	14,698
Accounts receivable, net	20,180	30,911	30,152	27,000	15,485
Deferred rent receivable, net	95,405	93,270	91,082	89,456	90,104
Intangible assets on real estate acquisitions, net	48,300	51,645	55,678	59,258	64,372
Deferred leasing and financing costs, net	65,009	65,251	65,855	66,267	63,246
Mortgage and other investing receivables	50,886	56,549	55,231	53,663	42,560
Prepaid expenses and other assets	74,863	46,859	53,932	54,186	64,075
Total assets	$3,680,188	$3,709,500	$3,605,897	$3,629,952	$3,755,588
Liabilities and equity
Liabilities:
Debt, net	$2,049,992	$2,099,343	$1,931,831	$1,927,703	$2,135,031
Accounts payable and accrued expenses	123,893	105,205	97,451	98,785	85,291
Rents received in advance and security deposits	33,075	27,520	28,267	31,492	28,539
Dividends and distributions payable	28,344	28,342	29,122	29,080	29,077
Deferred revenue associated with operating leases	13,420	12,355	12,281	10,369	8,545
Distributions received in excess of investment in unconsolidated real estate joint venture	—	—	—	—	6,420
Interest rate derivatives	2,236	3,236	3,196	3,309	3,595
Other liabilities	13,288	14,818	13,060	14,207	8,234
Total liabilities	2,264,248	2,290,819	2,115,208	2,114,945	2,304,732
Redeemable noncontrolling interest	18,436	18,901	17,654	17,758	16,789
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	199,083	199,083	249,083	249,083	249,083
Common shares	877	877	876	874	874
Additional paid-in capital	1,822,283	1,819,436	1,816,467	1,814,015	1,812,801
Cumulative distributions in excess of net income	(692,978)	(688,033)	(665,708)	(641,868)	(700,368)
Accumulated other comprehensive income (loss)	871	(761)	2,072	3,480	2,925
Total COPT’s shareholders’ equity	1,330,136	1,330,602	1,402,790	1,425,584	1,365,315
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	49,781	50,323	51,757	53,468	50,815
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	8,787	10,055	9,688	9,397	9,137
Total noncontrolling interests in subsidiaries	67,368	69,178	70,245	71,665	68,752
Total equity	1,397,504	1,399,780	1,473,035	1,497,249	1,434,067
Total liabilities, redeemable noncontrolling interest and equity	$3,680,188	$3,709,500	$3,605,897	$3,629,952	$3,755,588
(1) Please refer to pages 23-26 for detail.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Revenues
Rental revenue	$96,207	$94,332	$98,035	$96,700	$94,641	$288,574	$280,911
Tenant recoveries and other real estate operations revenue	22,069	21,627	26,842	21,787	20,180	70,538	61,599
Construction contract and other service revenues	34,739	23,861	21,790	10,315	16,991	80,390	52,048
Total revenues	153,015	139,820	146,667	128,802	131,812	439,502	394,558
Expenses
Property operating expenses	43,056	43,772	49,772	44,117	41,361	136,600	123,082
Depreciation and amortization associated with real estate operations	30,237	30,895	43,596	30,326	28,205	104,728	82,888
Construction contract and other service expenses	33,593	23,136	18,624	9,710	16,306	75,353	49,165
Impairment losses	66	1,302	—	—	5,857	1,368	5,857
General and administrative expenses	5,662	5,815	6,158	6,523	6,237	17,635	17,213
Leasing expenses	1,549	1,713	1,985	1,916	1,790	5,247	5,217
Business development expenses and land carry costs	1,430	1,351	1,326	1,367	1,383	4,107	4,069
Total operating expenses	115,593	107,984	121,461	93,959	101,139	345,038	287,491
Operating income	37,422	31,836	25,206	34,843	30,673	94,464	107,067
Interest expense	(24,802)	(23,478)	(20,827)	(21,276)	(19,342)	(69,107)	(60,734)
Interest and other income (loss)	1,191	1,299	1,285	885	(3)	3,775	2,949
Loss on early extinguishment of debt	(176)	(270)	—	(2)	(374)	(446)	(27,028)
Income from continuing operations before equity in income (loss) of unconsolidated entities and income taxes	13,635	9,387	5,664	14,450	10,954	28,686	22,254
Equity in income (loss) of unconsolidated entities	193	(47)	60	1,899	44	206	211
Income tax expense	(101)	(92)	(64)	(1,917)	(24)	(257)	(61)
Income from continuing operations	13,727	9,248	5,660	14,432	10,974	28,635	22,404
Discontinued operations	191	(198)	11	71,907	(12,974)	4	(16,215)
Income (loss) before gain on sales of real estate	13,918	9,050	5,671	86,339	(2,000)	28,639	6,189
Gain on sales of real estate	10,630	—	—	6,333	—	10,630	2,683
Net income (loss)	24,548	9,050	5,671	92,672	(2,000)	39,269	8,872
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(768)	(158)	(16)	(3,757)	232	(942)	474
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
Other consolidated entities	(895)	(837)	(749)	(1,734)	(1,031)	(2,481)	(2,160)
Net income (loss) attributable to COPT	22,720	7,890	4,741	87,016	(2,964)	35,351	6,691
Preferred share dividends	(3,553)	(4,344)	(4,490)	(4,490)	(4,490)	(12,387)	(15,481)
Issuance costs associated with redeemed preferred shares	—	(1,769)	—	—	—	(1,769)	(2,904)
Net income (loss) attributable to COPT common shareholders	$19,167	$1,777	$251	$82,526	$(7,454)	$21,195	$(11,694)

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
For diluted EPS computations:
Numerator for diluted EPS
Net income (loss) attributable to common shareholders	$19,167	$1,777	$251	$82,526	$(7,454)	$21,195	$(11,694)
Amount allocable to restricted shares	(103)	(108)	(121)	(348)	(97)	(332)	(317)
Numerator for diluted EPS	$19,064	$1,669	$130	$82,178	$(7,551)	$20,863	$(12,011)
Denominator:
Weighted average common shares - basic	87,290	87,214	87,080	87,010	86,760	87,196	84,547
Dilutive effect of share-based compensation awards	195	201	112	42	—	169	—
Weighted average common shares - diluted	87,485	87,415	87,192	87,052	86,760	87,365	84,547
Diluted EPS	$0.22	$0.02	$0.00	$0.94	$(0.09)	$0.24	$(0.14)

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
NOI from real estate operations (1) (2)
Real estate revenues	$118,240	$115,964	$124,896	$126,720	$124,561	$359,100	$371,913
Real estate property operating expenses	(42,881)	(43,856)	(49,752)	(47,099)	(44,885)	(136,489)	(133,605)
NOI from real estate operations	75,359	72,108	75,144	79,621	79,676	222,611	238,308
General and administrative expenses	(5,662)	(5,815)	(6,158)	(6,523)	(6,237)	(17,635)	(17,213)
Leasing expenses (2)	(1,549)	(1,713)	(1,985)	(1,919)	(1,790)	(5,247)	(5,218)
Business development expenses and land carry costs (2)	(1,430)	(1,351)	(1,326)	(1,367)	(1,383)	(4,107)	(4,069)
NOI from construction contracts and other service operations	1,146	725	3,166	605	685	5,037	2,883
Impairment losses on non-operating properties	(49)	—	—	—	—	(49)	—
Equity in income (loss) of unconsolidated entities	193	(47)	60	1,899	44	206	211
Interest and other income (loss)	1,191	1,299	1,285	885	(3)	3,775	2,949
(Loss) gain on early extinguishment of debt (2)	(176)	(363)	(23)	67,808	(374)	(562)	(27,028)
Gain on sales of non-operating properties	5,535	—	—	—	—	5,535	2,683
Total interest expense (2)	(24,802)	(23,478)	(20,827)	(23,181)	(21,310)	(69,107)	(67,050)
Income tax expense	(101)	(92)	(64)	(1,917)	(24)	(257)	(61)
FFO - per NAREIT (1)	49,655	41,273	49,272	115,911	49,284	140,200	126,395
Preferred share dividends	(3,553)	(4,344)	(4,490)	(4,490)	(4,490)	(12,387)	(15,481)
Issuance costs associated with redeemed preferred shares	—	(1,769)	—	—	—	(1,769)	(2,904)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
FFO allocable to other noncontrolling interests	(830)	(758)	(761)	(880)	(833)	(2,349)	(2,830)
Basic and diluted FFO allocable to restricted shares	(191)	(146)	(205)	(462)	(178)	(542)	(450)
Basic and diluted FFO available to common share and common unit holders (1)	44,916	34,091	43,651	109,914	43,618	122,658	104,235
Gain on sales of non-operating properties, net of associated income tax	(5,535)	—	—	—	—	(5,535)	(2,683)
Impairment losses on non-operating properties, net of associated tax	49	—	—	—	—	49	—
Valuation allowance on tax asset associated with FFO comparability adjustments	—	—	—	1,855	—	—	—
Loss (gain) on early extinguishment of debt (2)	176	363	23	(67,808)	374	562	27,028
Issuance costs associated with redeemed preferred shares	—	1,769	—	—	—	1,769	2,904
FFO from properties to be conveyed to extinguish debt in default (3)	3,806	3,629	—	—	—	7,435	—
Diluted FFO comparability adjustments allocable to restricted shares	7	(26)	—	168	—	(19)	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability (1)	$43,419	$39,826	$43,674	$44,129	$43,992	$126,919	$131,484

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) Includes continuing and discontinued operations.
(3) Interest expense exceeded NOI from these properties by the amounts in the statement.

Corporate Office Properties Trust Consolidated Statements of FFO (continued) (in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Net income (loss)	$24,548	$9,050	$5,671	$92,672	$(2,000)	$39,269	$8,872
Real estate-related depreciation and amortization	30,237	30,895	43,596	31,322	29,210	104,728	86,397
Impairment (recoveries) losses on previously depreciated operating properties (1)(2)	(7)	1,328	1	921	22,074	1,322	31,126
(Gain) loss on sales of previously depreciated operating properties (2)	(5,123)	—	4	(9,004)	—	(5,119)	—
FFO - per NAREIT (3)	49,655	41,273	49,272	115,911	49,284	140,200	126,395
Gain on sales of non-operating properties	(5,535)	—	—	—	—	(5,535)	(2,683)
Impairment losses on non-operating properties, net of associated tax	49	—	—	—	—	49	—
Valuation allowance on tax asset associated with FFO comparability adjustments	—	—	—	1,855	—	—	—
Loss (gain) on early extinguishment of debt (2)	176	363	23	(67,808)	374	562	27,028
Issuance costs associated with redeemed preferred shares	—	1,769	—	—	—	1,769	2,904
FFO from properties to be conveyed to extinguish debt in default	3,806	3,629	—	—	—	7,435	—
FFO - as adjusted for comparability (3)	$48,151	$47,034	$49,295	$49,958	$49,658	$144,480	$153,644

Weighted Average Shares for period ended:
Common Shares Outstanding	87,290	87,214	87,080	87,010	86,760	87,196	84,547
Dilutive effect of share-based compensation awards	195	201	112	42	45	169	63
Common Units	3,876	3,912	3,958	3,978	3,804	3,915	3,832
Denominator for FFO per share - diluted	91,361	91,327	91,150	91,030	90,609	91,280	88,442
Anti-dilutive EPS effect of share-based compensation awards	—	—	—	—	(45)	—	(63)
Weighted average common units	(3,876)	(3,912)	(3,958)	(3,978)	(3,804)	(3,915)	(3,832)
Denominator for diluted EPS	87,485	87,415	87,192	87,052	86,760	87,365	84,547

(1) Please see reconciliations on pages 32 through 34.
(2) Includes continuing and discontinued operations.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$43,419	$39,826	$43,674	$44,129	$43,992	$126,919	$131,484
Straight line rent adjustments (1)	(456)	(1,745)	760	3,157	(980)	(1,441)	(6,824)
Straight line rent adjustments on properties to be conveyed to extinguish debt in default	(96)	1	—	—	—	(95)	—
Amortization of intangibles included in NOI	206	224	217	224	230	647	579
Share-based compensation, net of amounts capitalized	1,507	1,501	1,555	1,661	1,573	4,563	4,869
Amortization of deferred financing costs	1,357	1,122	1,167	1,159	1,321	3,646	4,292
Amortization of deferred financing costs on debt in default to be extinguished via conveyance of properties	(306)	(27)	—	—	—	(333)	—
Amortization of net debt discounts, net of amounts capitalized	259	229	171	(48)	(121)	659	1,063
Amortization of settled debt hedges	16	15	15	15	16	46	46
Recurring capital expenditures on properties to be held	(16,929)	(13,585)	(11,052)	(21,935)	(10,528)	(41,566)	(21,698)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$28,977	$27,561	$36,507	$28,362	$35,503	$93,045	$113,811
Recurring capital expenditures
Tenant improvements and incentives on operating properties	$11,581	$4,512	$6,319	$6,430	$4,894	$22,412	$10,983
Building improvements on operating properties	8,119	6,357	3,982	12,898	4,857	18,458	8,995
Leasing costs for operating properties	2,877	2,790	1,528	4,286	2,260	7,195	5,114
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,454)	483	(16)	—	(230)	(987)	(238)
Less: Nonrecurring building improvements on operating properties	(4,182)	(519)	(568)	(1,381)	(1,266)	(5,269)	(3,113)
Less: Nonrecurring leasing costs for operating properties	(12)	(38)	(193)	(275)	14	(243)	(36)
Add: Recurring capital expenditures on operating properties held through joint ventures	—	—	—	(23)	(1)	—	(7)
Recurring capital expenditures	$16,929	$13,585	$11,052	$21,935	$10,528	$41,566	$21,698

(1) Includes COPT’s pro rata share of straight line rent adjustments from properties held through joint ventures.

 Corporate Office Properties Trust
Consolidated Office Properties by Region - September 30, 2014 (1)

	Operational Properties				Construction/ Redevelopment (2)
Property Region and Business Park/Submarket	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet
Baltimore/Washington Corridor:
National Business Park	29	3,485,071	97.9%	98.1%	1	191,464
Columbia Gateway	27	2,141,654	90.1%	91.4%	1	52,000
Airport Square/bwtech	15	1,158,014	80.2%	81.8%	—	56,452
Commons/Parkway	10	431,246	86.5%	91.3%	1	—
Other	11	1,119,849	98.5%	98.5%	1	119,980
Subtotal	92	8,335,834	92.9%	93.8%	4	419,896
Northern Virginia:
Westfields Corporate Center (1)	7	769,171	95.8%	98.6%	—	—
Patriot Ridge	1	239,272	51.3%	51.3%	—	—
Herndon, Tysons Corner and Merrifield	9	1,701,754	91.4%	94.5%	—	—
Other	3	548,768	100.0%	100.0%	2	320,330
Subtotal (1)	20	3,258,965	90.9%	93.2%	2	320,330
San Antonio, Texas
Sentry Gateway	6	792,454	100.0%	100.0%	1	160,466
Other	2	120,054	73.8%	73.8%	—	—
Subtotal	8	912,508	96.6%	96.6%	1	160,466
Huntsville	5	562,719	88.4%	99.5%	1	69,191
Washington, DC- Capital Riverfront (Maritime)	2	360,326	72.6%	73.5%	—	—
St. Mary’s & King George Counties	18	874,408	91.2%	92.3%	1	27,122
Greater Baltimore:
White Marsh and Rt 83 Corridor	20	984,186	90.4%	93.2%	—	—
Canton Crossing-Baltimore City	1	480,348	97.9%	97.9%	—	—
North Gate Business Park	3	284,907	46.0%	46.0%	—	—
Subtotal	24	1,749,441	85.2%	86.8%	—	—
Greater Philadelphia, Pennsylvania	3	513,347	96.2%	97.6%	1	140,765
Other	2	295,842	100.0%	100.0%	—	—
Total (1)	174	16,863,390	91.5%	93.0%	10	1,137,770

(1)
Amounts reported exclude the effect of two properties (totaling 665,000 square feet that were 37.8% occupied and 37.8% leased) serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties. Effective April 1, 2014, all cash flows from such properties belong to the lender.

(2)	This schedule includes properties under, or contractually committed for, construction or redevelopment. Please refer to pages 24 and 25.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	As of 9/30/14
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Nine Months Ended
Property Grouping			% Occupied (1)	% Leased (1)			9/30/14	9/30/14
Same Office Properties (3)
Stabilized properties	158	14,696	93.5%	94.6%	$412,531	91.8%	$67,388	$199,199
Unstabilized properties (4)	3	391	37.1%	42.9%	4,881	1.1%	503	1,409
Total Same Office Properties	161	15,087	92.1%	93.3%	417,412	92.9%	67,891	200,608
Office Properties Placed in Service (5)
Stabilized properties	10	1,335	98.8%	99.4%	23,881	5.3%	4,326	11,181
Unstabilized properties (4)	3	441	49.4%	64.7%	8,238	1.8%	1,307	3,196
Other, including Wholesale Data Center	—	—	—%	—%	—	N/A	822	1,976
Total Core Portfolio	174	16,863	91.5%	93.0%	449,531	100.0%	74,346	216,961
Office Properties to be Conveyed (6)	N/A	N/A	N/A	N/A	N/A	N/A	732	4,837
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	281	813
Total Portfolio (7)	174	16,863	91.5%	93.0%	$449,531	100.0%	$75,359	$222,611

Core Portfolio
Demand Driver Adjacent (8)	83	8,745	92.8%	94.0%	$265,570	59.1%	$42,998	$127,017
U.S. Government/Defense Contractor (9)	32	3,649	96.0%	96.3%	82,344	18.3%	15,254	44,171
Total Strategic Tenant Niche	115	12,394	93.7%	94.7%	347,914	77.4%	58,252	171,188
Regional Office (10)	59	4,469	85.3%	88.4%	101,617	22.6%	15,272	43,797
Other, including Wholesale Data Center	N/A	N/A	N/A	N/A	N/A	N/A	822	1,976
Total Core Portfolio	174	16,863	91.5%	93.0%	$449,531	100.0%	$74,346	$216,961

(1)	Percentages calculated based on operational square feet.

(2)	Excludes annualized rental revenue from our wholesale data center, DC-6, of $9.4 million as of 9/30/14.

(3)	Properties held for long-term investment owned and 100% operational since at least 1/1/13.

(4)	Properties with first generation operational space less than 90% occupied at 9/30/14, as detailed on page 13.

(5)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/13.

(6)
Properties serving as collateral for debt which is in default. We have commenced the process of conveying the properties to the lenders in order to extinguish such debt. Includes two properties totaling 665,000 square feet that were 37.8% occupied and 37.8% leased with annualized rental revenue of $7.0 million as of 9/30/14.

(7)
Total portfolio amounts exclude the effect of office properties to be conveyed for all reported amounts except for NOI from real estate operations. Effective April 1, 2014, all cash flows from such properties belong to the lender.

(8)	Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

(9)
Office properties held for long-term investment not located near Strategic Tenant Locations that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

(10)	Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Corporate Office Properties Trust
Unstabilized Office Properties (1) - September 30, 2014

Property Grouping	Operational Square Feet	Average Occupancy % for Quarter Ended	Occupancy %	Leased %
Same Office Properties (2)
3120 Fairview Park Drive	183,566	49.8%	49.8%	62.0%
206 Research Blvd	128,119	0%	0%	0%
210 Research Blvd	79,596	59.2%	67.6%	67.6%
Total Unstabilized Same Office Properties	391,281	35.4%	37.1%	42.9%
Office Properties Placed in Service (3)
7770 Backlick Road	239,272	51.3%	51.3%	51.3%
420 National Business Parkway	139,056	68.3%	68.3%	71.7%
7200 Redstone Gateway	62,366	0.0%	0.0%	100.0%
Total Unstabilized Office Properties Placed in Service	440,694	49.4%	49.4%	64.7%
Total Unstabilized Office Properties	831,975	42.8%	43.6%	54.4%

(1) Properties with first generation operational space less than 90% occupied at 9/30/14. Excludes our wholesale data center, DC-6.
(2) Properties owned and 100% operational since 1/1/13.
(3) Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/13.

Corporate Office Properties Trust
Real Estate Revenues, NOI and Cash NOI* by Segment
(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Real estate revenues
Baltimore/Washington Corridor	$58,883	$57,456	$61,113	$60,011	$59,558	$177,452	$177,858
Northern Virginia	21,369	20,898	24,968	23,018	23,062	67,235	68,992
San Antonio	9,031	8,758	8,479	9,041	7,898	26,268	24,019
Huntsville	2,471	2,404	2,555	1,591	1,360	7,430	3,459
Washington, DC - Capitol Riverfront	3,524	3,831	3,634	4,147	4,295	10,989	12,716
St. Mary’s and King George Counties	4,158	4,202	4,316	4,213	4,270	12,676	12,355
Greater Baltimore	10,436	11,024	11,496	10,407	10,703	32,956	32,246
Greater Philadelphia	2,951	2,366	3,340	3,395	3,258	8,657	8,529
Colorado Springs	—	(12)	18	5,568	6,571	6	19,722
Other	2,541	2,545	2,576	2,504	2,510	7,662	7,571
Wholesale Data Center	2,876	2,492	2,401	2,825	1,076	7,769	4,446
Real estate revenues	$118,240	$115,964	$124,896	$126,720	$124,561	$359,100	$371,913

NOI
Baltimore/Washington Corridor	$39,426	$38,108	$37,516	$38,880	$39,916	$115,050	$118,435
Northern Virginia	13,869	13,247	15,995	15,065	15,063	43,111	44,972
San Antonio	3,931	3,941	4,005	3,837	3,837	11,877	11,592
Huntsville	1,708	1,545	1,902	1,183	978	5,155	2,585
Washington, DC - Capitol Riverfront	1,700	2,077	1,869	2,072	2,349	5,646	6,947
St. Mary’s and King George Counties	2,881	2,913	2,812	2,900	2,971	8,606	8,640
Greater Baltimore	6,626	6,524	6,020	6,232	6,560	19,170	19,838
Greater Philadelphia	2,114	1,222	2,040	2,446	2,334	5,376	6,047
Colorado Springs	(3)	(23)	27	3,549	4,210	1	12,739
Other	2,284	1,943	2,245	2,312	2,228	6,472	6,747
Wholesale Data Center	823	611	713	1,145	(770)	2,147	(234)
NOI from real estate operations	$75,359	$72,108	$75,144	$79,621	$79,676	$222,611	$238,308

Cash NOI
Baltimore/Washington Corridor	$38,114	$36,993	$36,709	$37,195	$38,609	$111,816	$115,379
Northern Virginia (1)	16,159	14,124	18,921	19,580	15,620	49,204	45,385
San Antonio	3,733	3,737	3,796	3,628	3,534	11,266	10,489
Huntsville	1,917	1,881	1,908	1,337	1,174	5,706	2,980
Washington, DC - Capitol Riverfront	1,775	2,149	1,932	2,175	2,459	5,856	7,242
St. Mary’s and King George Counties	2,491	2,598	2,877	2,946	2,993	7,966	8,655
Greater Baltimore	6,614	6,483	5,994	6,365	6,671	19,091	20,019
Greater Philadelphia	1,641	601	1,414	1,788	1,746	3,656	5,279
Colorado Springs	(3)	(23)	27	3,501	3,992	1	11,805
Other	2,220	1,848	2,149	2,211	2,114	6,217	6,345
Wholesale Data Center	807	573	677	2,489	168	2,057	(1,204)
Cash NOI from real estate operations	$75,468	$70,964	$76,404	$83,215	$79,080	$222,836	$232,374
Straight line rent adjustments	182	1,453	(954)	(3,296)	894	681	6,709
Add: Amortization of deferred market rental revenue	6	(12)	(5)	36	29	(11)	198
Less: Amortization of below-market cost arrangements	(297)	(297)	(301)	(334)	(327)	(895)	(973)
NOI from real estate operations	$75,359	$72,108	$75,144	$79,621	$79,676	$222,611	$238,308
*     Includes continuing and discontinued operations.

(1)
Cash NOI attributable to properties serving as collateral for debt that are expected to be conveyed to the lenders in order to extinguish such debt totaled $832,000 for the three months ended September 30, 2014 and $5.2 million for the nine months ended September 30, 2014.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Region

	Number of Buildings	Rentable Square Feet	Three Months Ended					Nine Months Ended
			9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Baltimore Washington Corridor	88	7,956,411	92.7%	92.1%	92.5%	92.3%	92.4%	92.5%	92.2%
Northern Virginia	16	2,470,925	92.2%	90.6%	90.5%	89.7%	89.9%	91.1%	88.9%
San Antonio	8	912,508	96.6%	96.6%	96.6%	96.6%	96.6%	96.6%	96.5%
Huntsville	1	137,049	88.7%	80.4%	85.0%	83.0%	83.0%	84.7%	83.0%
Washington, DC - Capitol Riverfront	2	360,326	72.6%	75.9%	76.4%	76.4%	90.9%	75.0%	89.0%
St. Mary’s and King George Counties	18	874,408	91.7%	92.9%	92.1%	89.2%	90.3%	92.2%	87.8%
Greater Baltimore	24	1,749,441	84.8%	83.6%	82.9%	82.5%	82.7%	83.8%	82.7%
Greater Philadelphia	2	329,964	98.4%	87.5%	87.5%	87.5%	84.6%	91.1%	83.7%
Other	2	295,842	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Same Office Properties	161	15,086,874	91.6%	90.8%	90.9%	90.4%	90.8%	91.1%	90.3%
Total Same Office Properties occupancy as of period end			92.1%	90.8%	91.1%	90.6%	90.6%	92.1%	90.6%

(1)  Same office properties represent buildings owned and 100% operational since at least January 1, 2013, excluding properties held for future disposition.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues by Region (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Office Properties:
Baltimore/Washington Corridor	$56,831	$56,268	$60,005	$56,595	$56,119	$173,104	$167,962
Northern Virginia	16,560	16,394	17,025	16,432	16,772	49,979	49,703
San Antonio	9,031	8,758	8,479	9,041	7,898	26,268	24,019
Huntsville	733	669	792	713	759	2,194	2,226
Washington, DC - Capitol Riverfront	3,524	3,831	3,634	4,147	4,295	10,989	12,716
St. Mary’s and King George Counties	4,158	4,202	4,316	4,189	4,186	12,676	12,109
Greater Baltimore	10,175	10,270	10,777	9,774	10,013	31,222	30,077
Greater Philadelphia	1,956	1,813	1,979	1,846	1,768	5,748	5,197
Other	2,441	2,443	2,477	2,405	2,409	7,361	7,268
Real estate revenues	$105,409	$104,648	$109,484	$105,142	$104,219	$319,541	$311,277

Same Office Property NOI by Region (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Office Properties:
Baltimore/Washington Corridor	$37,827	$37,432	$36,793	$36,936	$37,980	$112,052	$113,050
Northern Virginia	11,082	10,800	10,539	10,609	10,949	32,421	32,202
San Antonio	3,931	3,941	4,005	3,837	3,837	11,877	11,592
Huntsville	504	452	555	500	554	1,511	1,666
Washington, DC - Capitol Riverfront	1,700	2,076	1,869	2,072	2,349	5,645	6,947
St. Mary’s and King George Counties	2,883	2,931	2,839	2,898	2,903	8,653	8,445
Greater Baltimore	6,466	6,111	5,807	5,886	6,182	18,384	18,566
Greater Philadelphia	1,311	1,126	1,070	1,167	1,083	3,507	3,277
Other	2,187	2,187	2,184	2,181	2,183	6,558	6,544
Same office property NOI	67,891	67,056	65,661	66,086	68,020	200,608	202,289
Straight line rent adjustments	(461)	(938)	(542)	(999)	(1,241)	(1,941)	(3,697)
Less: Amortization of deferred market rental revenue	(4)	15	8	1	24	19	(39)
Add: Amortization of below-market cost arrangements	273	272	272	319	320	817	958
Same office property cash NOI	67,699	66,405	65,399	65,407	67,123	199,503	199,511
Less: Lease termination fees, gross	(272)	(93)	(512)	(1,249)	(306)	(877)	(1,280)
Same office property cash NOI, excluding gross lease termination fees	$67,427	$66,312	$64,887	$64,158	$66,817	$198,626	$198,231
Percentage change in same office property cash NOI (1)	0.9%					—%
Percentage change in same office property cash NOI, excluding gross lease termination fees (1)	0.9%					0.2%

Note:	Same office properties represent buildings owned and 100% operational since at least January 1, 2013, excluding properties held for future disposition.

(1)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Core Office
Quarter Ended September 30, 2014

	Baltimore/ Washington Corridor	Northern Virginia	San Antonio	Huntsville	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Greater Philadelphia	Total Office
Renewed Space
Leased Square Feet	334,319	5,252	—	—	—	38,049	6,034	—	383,654
Expiring Square Feet	369,956	14,646	—	—	11,495	52,392	18,235	—	466,724
Vacated Square Feet	35,637	9,394	—	—	11,495	14,343	12,201	—	83,070
Retention Rate (% based upon square feet)	90.37%	35.86%	—%	—%	—%	72.62%	33.09%	0.00%	82.20%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$21.21	$12.51	$—	$—	$—	$—	$16.69	$—	$18.91
Weighted Average Lease Term in Years	5.1	5.3	—	—	—	1.0	5.1	—	4.7
GAAP Rent Per Square Foot
Renewal GAAP Rent	$28.25	$35.18	$—	$—	$—	$28.33	$22.29	$—	$28.26
Expiring GAAP Rent	$26.18	$35.84	$—	$—	$—	$28.16	$23.40	$—	$26.47
Change in GAAP Rent	7.91%	(1.84)%	—%	—%	—%	0.63%	(4.75)%	0.00%	6.78%
Cash Rent Per Square Foot
Renewal Cash Rent	$27.45	$35.00	$—	$—	$—	$28.33	$21.58	$—	$27.55
Expiring Cash Rent	$27.59	$38.58	$—	$—	$—	$28.33	$24.45	$—	$27.76
Change in Cash Rent	(0.52)%	(9.29)%	—%	—%	—%	—%	(11.76)%	0.00%	(0.79)%

New Leases
Development and Redevelopment Space
Leased Square Feet	4,804	1,123	160,561	131,557	—	—	—	1,463	299,508
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$65.10	$108.90	$68.25	$61.45	$—	$—	$—	$76.03	$65.40
Weighted Average Lease Term in Years	7.0	10.3	10.0	10.0	—	—	—	6.7	9.9
GAAP Rent Per Square Foot	$39.22	$25.97	$31.91	$17.61	$—	$—	$—	$24.49	$25.69
Cash Rent Per Square Foot	$36.50	$14.27	$28.33	$16.59	$—	$—	$—	$22.66	$23.22

Other New Leases (1)
Leased Square Feet	86,775	55,137	—	2,730	877	9,017	19,378	—	173,914
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$37.39	$50.74	$—	$22.59	$183.72	$37.58	$31.84	$—	$41.52
Weighted Average Lease Term in Years	6.7	6.5	—	5.0	5.5	5.0	10.3	—	6.9
GAAP Rent Per Square Foot	$28.97	$26.11	$—	$17.31	$37.28	$24.86	$16.99	$—	$26.37
Cash Rent Per Square Foot	$27.32	$26.60	$—	$17.75	$38.00	$24.53	$16.74	$—	$25.67

Total Square Feet Leased	425,898	61,512	160,561	134,287	877	47,066	25,412	1,463	857,076

(1)     Other New Leases includes acquired first generation space and vacated second generation space.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights.

Corporate Office Properties Trust
Leasing - Core Office
Nine Months Ended September 30, 2014

	Baltimore/ Washington Corridor	Northern Virginia	San Antonio	Huntsville	Washington DC-Capital Riverfront	St. Mary’s & King George Counties	Greater Baltimore	Greater Philadelphia	Total Office
Renewed Space
Leased Square Feet	749,496	46,863	—	—	—	70,793	98,031	—	965,183
Expiring Square Feet	902,372	112,801	—	23,299	14,289	109,267	149,473	—	1,311,501
Vacated Square Feet	152,876	65,938	—	23,299	14,289	38,474	51,442	—	346,318
Retention Rate (% based upon square feet)	83.06%	41.54%	0.00%	0.00%	0.00%	64.79%	65.58%	0.00%	73.59%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$17.48	$23.69	$—	$—	$—	$4.78	$9.35	$—	$16.03
Weighted Average Lease Term in Years	5.0	5.3	—	—	—	1.9	2.6	—	4.5
GAAP Rent Per Square Foot
Renewal GAAP Rent	$30.30	$29.53	$—	$—	$—	$26.72	$20.50	$—	$29.01
Expiring GAAP Rent	$28.29	$30.25	$—	$—	$—	$26.42	$20.63	$—	$27.47
Change in GAAP Rent	7.10%	(2.39)%	—%	0.00%	0.00%	1.14%	(0.62)%	0.00%	5.58%
Cash Rent Per Square Foot
Renewal Cash Rent	$29.28	$27.70	$—	$—	$—	$26.51	$19.49	$—	$28.01
Expiring Cash Rent	$30.20	$32.48	$—	$—	$—	$26.87	$20.15	$—	$29.05
Change in Cash Rent	(3.04)%	(14.74)%	—%	0.00%	—%	(1.34)%	(3.27)%	0.00%	(3.58)%
New Leases
Development and Redevelopment Space
Leased Square Feet	122,297	22,466	160,561	131,557	—	—	—	50,747	487,628
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$69.98	$94.04	$68.25	$61.45	$—	$—	$—	$74.73	$68.71
Weighted Average Lease Term in Years	9.1	10.4	10.0	10.0	—	—	—	9.8	9.8
GAAP Rent Per Square Foot	$32.21	$31.22	$31.91	$17.61	$—	$—	$—	$23.50	$27.22
Cash Rent Per Square Foot	$30.30	$29.27	$28.33	$16.59	$—	$—	$—	$23.81	$25.23
Other New Leases (1)
Leased Square Feet	263,245	135,368	—	37,130	2,998	17,751	73,881	—	530,373
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$42.26	$49.21	$—	$16.91	$78.35	$29.13	$33.06	$—	$40.74
Weighted Average Lease Term in Years	6.9	7.0	—	5.0	5.5	4.2	7.7	—	6.8
GAAP Rent Per Square Foot	$25.50	$25.53	$—	$16.88	$37.29	$23.22	$19.75	$—	$24.09
Cash Rent Per Square Foot	$24.97	$24.51	$—	$17.28	$38.00	$22.99	$19.29	$—	$23.53

Total Square Feet Leased	1,135,038	204,697	160,561	168,687	2,998	88,544	171,912	50,747	1,983,184
(1)     Other New Leases includes acquired first generation space and vacated second generation space.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights. Retention rate includes early renewals and excludes the effect of a 219,000 square foot property vacated in Greater Philadelphia that was removed from service for redevelopment; our renewal rate would be 63.0% if the effect of the Greater Philadelphia property vacancy were included. Weighted average lease term was calculated assuming no exercise of any existing early termination rights.

Corporate Office Properties Trust
Lease Expiration Analysis as of 9/30/14 (1)

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic Tenant Properties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Office Properties

Baltimore/Washington Corridor	20	456,661	$17,228	3.8%	$37.73	12	432,925	$16,803	4.8%	$38.81
Northern Virginia	12	208,389	6,403	1.4%	30.73	7	173,028	5,448	1.6%	31.49
Huntsville	1	90,335	2,649	0.6%	29.32	1	90,335	2,649	0.8%	29.32
Washington, DC-Capitol Riverfront	3	14,620	696	0.2%	47.61	3	14,620	696	0.2%	47.61
St. Mary’s and King George Cos.	9	143,357	2,206	0.5%	15.39	9	143,357	2,206	0.6%	15.39
Greater Baltimore	5	31,131	603	0.1%	19.37	1	1,485	—	0.0%	—
2014	50	944,493	29,785	6.6%	31.54	33	855,750	27,802	8.0%	32.49
Baltimore/Washington Corridor	44	815,551	25,026	5.6%	30.69	22	669,372	21,553	6.2%	32.20
Northern Virginia	5	468,438	15,989	3.6%	34.13	2	459,394	15,678	4.5%	34.13
Washington, DC-Capitol Riverfront	7	41,092	2,073	0.5%	50.45	7	41,092	2,073	0.6%	50.45
St. Mary’s and King George Cos.	23	300,918	6,649	1.5%	22.10	23	300,918	6,649	1.9%	22.10
Greater Baltimore	13	93,759	2,387	0.5%	25.46	4	20,968	726	0.2%	34.62
2015	92	1,719,758	52,124	11.6%	30.31	58	1,491,744	46,679	13.4%	31.29
Baltimore/Washington Corridor	33	777,382	22,872	5.1%	29.42	21	732,157	21,629	6.2%	29.54
Northern Virginia	14	324,984	9,997	2.2%	30.76	9	283,467	8,516	2.4%	30.04
Washington, DC-Capitol Riverfront	2	34,220	1,692	0.4%	49.44	2	34,220	1,692	0.5%	49.44
St. Mary’s and King George Cos.	11	112,707	2,107	0.5%	18.69	11	112,707	2,107	0.6%	18.69
Greater Baltimore	20	240,457	6,770	1.5%	28.15	—	—	—	0.0%	—
Greater Philadelphia	2	5,934	89	—%	15.00	—	—	—	0.0%	—
2016	82	1,495,684	43,527	9.7%	29.10	43	1,162,551	33,944	9.8%	29.20
Baltimore/Washington Corridor	45	1,348,245	40,462	9.0%	30.01	26	998,877	31,523	9.1%	31.56
Northern Virginia	12	301,757	9,864	2.2%	32.69	3	206,221	6,526	1.9%	31.65
Huntsville	1	1,711	34	—%	19.87	1	1,711	34	0.0%	19.87
St. Mary’s and King George Cos.	3	15,950	395	0.1%	24.76	3	15,950	395	0.1%	24.76
Greater Baltimore	15	195,023	4,383	1.0%	22.47	2	3,174	88	0.0%	27.73
2017	77	1,867,494	55,271	12.3%	29.60	35	1,225,933	38,566	11.1%	31.46

	Core Office Properties/Total Portfolio					Strategic Tenant Niche Properties Only
Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3) (000's)	Percentage of Strategic Tenant Properties Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Baltimore/Washington Corridor	42	1,113,853	33,544	7.5%	30.12	29	965,107	29,267	8.4%	30.33
Northern Virginia	12	371,412	12,089	2.7%	32.55	8	174,429	3,745	1.1%	21.47
San Antonio	1	45,935	657	0.1%	14.30	—	—	—	0.0%	—
Huntsville	2	242,216	5,325	1.2%	21.98	2	242,216	5,325	1.5%	21.98
Washington, DC-Capitol Riverfront	3	61,649	2,858	0.6%	46.36	3	61,649	2,858	0.8%	46.36
St. Mary’s and King George Cos.	2	9,264	196	—%	21.16	2	9,264	196	0.1%	21.16
Greater Baltimore	6	134,874	4,000	0.9%	29.66	—	—	—	0.0%	—
Greater Philadelphia	1	4,228	107	—%	25.31	—	—	—	0.0%	—
2018	69	1,983,431	58,776	13.1%	29.63	44	1,452,665	41,391	11.9%	28.49
Thereafter	231	7,417,579	210,048	46.7%	28.32	120	5,429,093	159,532	45.9%	29.38
Total/Strategic Tenant Niche Total/Avg.	601	15,428,439	$449,531	100.0%	$29.14	333	11,617,736	$347,914	100.0%	$29.95

Note:  As of September 30, 2014, the weighted average lease term is 4.5 years for the Core Office Properties, 4.4 years for the Strategic Tenant Niche Properties and 4.5 for the total portfolio.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage (000's)	Critical Load Used (MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2016	1	9	1.00	$1,140
2018	2	1	0.26	529
2019	1	6	1.00	2,184
2020	1	11	2.00	4,623
2022	1	6	0.60	923
			4.86	$9,398

(1)
This presentation excludes the effect of two properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties (effective April 1, 2014, all cash flows from such properties belong to the lender). This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of September 30, 2014 of 258,640 for the portfolio, including 117,681 for the Strategic Tenant Niche Properties.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2014 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 9/30/14 (1)
(Based on Annualized Rental Revenue of
office properties, dollars in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (3)
United States Government	(4)	59	3,385,317	21.9%	$120,734	26.9%	5.0
Booz Allen Hamilton, Inc.		8	778,834	5.0%	26,183	5.8%	1.7
Northrop Grumman Corporation		9	797,177	5.2%	22,504	5.0%	5.6
General Dynamics Corporation		7	527,725	3.4%	18,644	4.1%	3.4
The Boeing Company		11	642,776	4.2%	17,106	3.8%	3.9
Computer Sciences Corporation		3	346,437	2.2%	12,285	2.7%	3.6
CareFirst, Inc.		3	300,360	1.9%	9,732	2.2%	6.4
The MITRE Corporation		5	290,288	1.9%	9,322	2.1%	3.3
The Aerospace Corporation		3	254,869	1.7%	7,809	1.7%	2.2
Wells Fargo & Company		2	171,534	1.1%	7,542	1.7%	4.3
Vadata Inc.		3	548,768	3.6%	5,857	1.3%	9.9
AT&T Corporation		3	307,579	2.0%	5,668	1.3%	4.6
L-3 Communications Holdings, Inc.		2	166,568	1.1%	5,662	1.3%	4.8
Science Applications International Corp.		4	133,577	0.9%	4,560	1.0%	4.9
Kratos Defense and Security Solutions		1	131,451	0.9%	4,253	0.9%	5.6
TASC Inc.		3	107,996	0.7%	4,049	0.9%	4.3
ITT Exelis		4	143,692	0.9%	4,043	0.9%	5.2
Raytheon Company		4	116,701	0.8%	4,031	0.9%	1.4
KEYW Corporation		2	144,443	0.9%	3,778	0.8%	6.7
The Johns Hopkins Institutions		5	144,171	0.9%	3,719	0.8%	3.9
Subtotal Top 20 Office Tenants		141	9,440,263	61.2%	297,481	66.2%	4.5
All remaining tenants		460	5,988,176	38.8%	152,050	33.8%	4.7
Total/Weighted Average		601	15,428,439	100.0%	$449,531	100.0%	4.5

(1)  Amounts reported exclude leases at properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties. Effective April 1, 2014, all cash flows from such properties belong to the lender.
(2)  Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2014, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(3)  A number of our leases are subject to certain early termination provisions.  The year of lease expiration was computed assuming no exercise of such early termination rights. The weighting of the lease term was computed using Total Rental Revenue.
(4)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

Corporate Office Properties Trust
Dispositions

Location	Property Region	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price (in thousands)

Quarter Ended 9/30/14
Operating Properties
4969 and 4979 Mercantile Road	Greater Baltimore	White Marsh	2	96,721	7/14/14	0.0%	$5,960
9930 and 9940 Franklin Square	Greater Baltimore	White Marsh	2	71,992	7/30/14	62.5%	10,475
5020, 5022, 5024 and 5026 Campbell Boulevard	Greater Baltimore	White Marsh	4	134,245	8/4/14	76.9%	12,400
Land			N/A	N/A	Various		28,270
Subtotal - Quarter Ended 9/30/14			8	302,958			57,105

Total - Nine Months Ended 9/30/14			8	302,958			$57,105

Corporate Office Properties Trust
Construction, Redevelopment, Wholesale Data Center and Land and Pre-Construction as of 9/30/14
(dollars in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Wholesale Data Center	Land and Pre-Construction (3)	Total
Segment	Rentable Square Feet
Baltimore/Washington Corridor	380,635	108,452	N/A	4,235,000	4,724,087
Northern Virginia	320,330	—	N/A	2,200,000	2,520,330
San Antonio	160,466	—	N/A	1,033,000	1,193,466
Huntsville, Alabama	—	—	N/A	4,103,000	4,103,000
St. Mary’s and King George Counties	—	27,122	N/A	109,000	136,122
Greater Baltimore	—	—	N/A	2,720,000	2,720,000
Greater Philadelphia	—	140,765	N/A	720,000	860,765
Colorado Springs	—	—	N/A	2,540,000	2,540,000
Other	—	—	N/A	1,000,000	1,000,000
Total	861,431	276,339	N/A	18,660,000	19,797,770
	Costs to date by region
Baltimore/Washington Corridor	$45,661	$9,081	$—	$125,766	$180,508
Northern Virginia	57,676	—	—	98,749	156,425
San Antonio	19,969	—	—	20,186	40,155
Huntsville, Alabama	—	—	—	13,792	13,792
St. Mary’s and King George Counties	—	2,667	—	2,588	5,255
Greater Baltimore	—	—	—	65,117	65,117
Greater Philadelphia	—	6,769	—	16,546	23,315
Colorado Springs	—	—	—	24,262	24,262
Wholesale Data Center	—	—	216,817	—	216,817
Other	—	—	—	9,218	9,218
Total	$123,306	$18,517	$216,817	$376,224	$734,864

Reconciliation to amounts included in projects in development or held for future development, including land costs, as reported on consolidated balance sheet
Operating properties	—	(10,826)	(174,810)	(29,893)	(215,529)
Deferred leasing costs and other assets	(2,117)	(2,600)	(669)	—	(5,386)
Projects in development or held for future development, including associated land costs (4)	$121,189	$5,091	$41,338	$346,331	$513,949
(1) Represents construction projects as listed on page 24.
(2) Represents redevelopment projects as listed on page 25.
(3) Represents our land held for future development and pre-construction as listed on page 26.
(4) Represents total of costs included in lines on our consolidated balance sheet entitled “construction and redevelopment in progress, including land” and “land held for future development and pre-construction costs.”

Corporate Office Properties Trust
Summary of Construction Projects as of 9/30/14 (1)
(dollars in thousands)

	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 9/30/14 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location			9/30/2014
310 Sentinel Way Annapolis Junction, Maryland	National Business Park	191,464	0%	$57,300	$31,456	$—	1Q 15	1Q 16
NOVA Office A Northern Virginia	Other	159,300	100%	44,560	38,201	—	4Q 14	1Q 15
8100 Potranco Road San Antonio, Texas	San Antonio	160,466	100%	34,715	19,969	—	4Q 14	2Q 15
NOVA Office B Northern Virginia	Other	161,030	0%	41,500	19,475	—	1Q 15	1Q 16
7400 Redstone Gateway Huntsville, Alabama	Huntsville	69,191	100%	9,997	1,369	—	2Q 15	3Q 15
7880 Milestone Parkway Hanover, Maryland	Arundel Preserve	119,980	74%	31,535	12,836	—	3Q 15	3Q 16
Total Under Construction		861,431	55%	$219,607	$123,306	$—

(1)	Includes properties under active construction and properties that we were contractually committed to construct.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 9/30/14
(dollars in thousands)

	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of	as of 9/30/14 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
				Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location			9/30/2014
44417 Pecan Court California, Maryland	St. Mary's County	27,122	0%	$1,439	$3,953	$5,392	$2,667	$1,439	3Q 14	3Q 15
6708 Alexander Bell Drive Columbia, Maryland	Howard Co. Perimeter	52,000	0%	2,780	8,713	11,493	5,321	2,780	4Q 14	4Q 15
731 Arbor Way (Hillcrest III) Blue Bell, Pennsylvania	Greater Philadelphia	140,765	79%	2,850	25,182	28,032	6,769	2,850	1Q 15	1Q 16
921 Elkridge Landing Road Linthicum, Maryland	Airport Square	56,452	0%	3,760	TBD	TBD	3,760	3,756	TBD	TBD
Total Under Redevelopment (3)		276,339	40%	$10,829	$37,848	$44,917	$18,517	$10,825

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.
(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(3) Excludes 785 Jolly Road property in Greater Philadelphia, which was removed from service for redevelopment in March 2014. This property will be reported on Summary of Land Held included on page 26 until its redevelopment plan is finalized and market demand supports commencement.

Corporate Office Properties Trust
Summary of Land Held as of 9/30/14 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date (2)
Land Held for Future Development
Baltimore/Washington Corridor
National Business Park	193	1,976
Arundel Preserve	83	960
Columbia Gateway	27	630
M Square	49	525
Airport Square	5	84
Subtotal	357	4,175
Northern Virginia	92	2,200
San Antonio, Texas	69	1,033
Huntsville, Alabama	434	4,103
St. Mary’s & King George Counties	44	109
Greater Baltimore	49	1,478
Greater Philadelphia, Pennsylvania (3)	41	720
Total land held for future development	1,086	13,818	$286,508

Other Land
Baltimore/Washington Corridor	6	60
Greater Baltimore	110	1,242
Colorado Springs, Colorado	171	2,540
Other	107	1,000
Total other land held	394	4,842	$59,823

Land held	1,480	18,660	$346,331

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 24 and 25, and includes properties under ground lease to us.

(2)	Represents total costs to date included in “projects in development or held for future development,” as reported on page 23 (in thousands).

(3)
Includes 785 Jolly Road property in Greater Philadelphia, which was removed from service for redevelopment in March 2014. This property will be reported as land held until its redevelopment plan is finalized and market demand supports commencement.

Corporate Office Properties Trust
Quarterly Equity Analysis
(dollars, shares and units in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of September 30, 2014:
Insiders	622	319	—	941	1.02%
Non-insiders	87,090	3,541	610	91,241	98.98%
Total	87,712	3,860	610	92,182	100.00%

COMMON EQUITY - End of Quarter	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13
Unrestricted Common Shares	87,306	87,256	87,162	87,017	86,998
Restricted Common Shares	406	412	433	377	383
Common Shares	87,712	87,668	87,595	87,394	87,381
Common Units	3,860	3,899	3,929	3,978	3,978
Total	91,572	91,567	91,524	91,372	91,359
End of Quarter Common Share Price	$25.72	$27.81	$26.64	$23.69	$23.10
Market Value of Common Shares/Units	$2,355,232	$2,546,478	$2,438,199	$2,164,603	$2,110,393
PREFERRED EQUITY - End of Quarter
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series H Shares - 7.5% (1)	$—	$—	$50,000	$50,000	$50,000
Redeemable Series L Shares Outstanding - 7.375%	172,500	172,500	172,500	172,500	172,500
Total Nonconvertible Preferred Equity	172,500	172,500	222,500	222,500	222,500
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5% (2)	8,800	8,800	8,800	8,800	8,800
Convertible Series K Shares - 5.6% (3)	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$207,883	$207,883	$257,883	$257,883	$257,883
CAPITALIZATION
Liquidation Preference of Preferred Shares/Units	$207,883	$207,883	$257,883	$257,883	$257,883
Market Value of Common Shares/Units	2,355,232	2,546,478	2,438,199	2,164,603	2,110,393
Total Equity Market Capitalization	$2,563,115	$2,754,361	$2,696,082	$2,422,486	$2,368,276
(1) These shares were redeemed on June 16, 2014.
(2) 352 units outstanding with a liquidation preference of $25 per unit, and convertible into 176 common units.
(3) 532 shares outstanding with a liquidation preference of $50 per share, and convertible into 434 shares.

Corporate Office Properties Trust
Debt Analysis as of September 30, 2014
(dollars in thousands)

	Stated Rate	GAAP Effective Rate	Weighted Average Maturity (in Years)	Maximum Availability	Outstanding Balance	Average Stated Interest Rates for Three Months Ended 9/30/14

Debt Outstanding
Fixed rate
Secured debt (1)	5.95%	5.94%	2.6		$600,082	5.9%
Senior Unsecured Notes	4.09%	4.24%	8.2		890,622	4.1%
Exchangeable Senior Notes	4.25%	6.05%	0.5		570	4.3%
Other Unsecured Debt	0.00%	6.50%	11.6		1,631	—%
Total fixed rate debt (1)	4.83%	4.93%	5.9		$1,492,905	4.9%
Variable rate
Secured debt	2.41%	2.41%	1.1		$37,087	2.4%
Unsecured Revolving Credit Facility	1.47%	1.47%	2.8	$800,000	—	—%
Unsecured Term Loans	1.80%	1.80%	2.5		520,000	1.8%
Total variable rate debt	1.84%	1.84%	2.5		$557,087	2.8%	(2)(3)
Total consolidated debt outstanding	4.02%	4.09%	5.0		$2,049,992	4.3%	(2)(3)

Variable Rate Loans Subject to Interest Rate Swaps (2)					$437,087	0.7%

% of Fixed Rate Loans (2)					94.1%
% of Variable Rate Loans (2)					5.9%
					100.0%

Recourse debt					$1,467,492
Nonrecourse debt					582,500
Total consolidated debt outstanding					$2,049,992

(1)	Excludes incremental additional interest associated with default rate on debt in default that we expect to extinguish via conveyance of properties.
(2) Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.
(3) Includes facility commitment fees incurred for our Unsecured Revolving Credit Facility.

Corporate Office Properties Trust
Debt Analysis  (continued)
(dollars in thousands)

	September 30, 2014
Secured debt	$637,169
Unsecured debt	1,412,823
Debt in default to be extinguished via conveyance of properties	(150,000)
Numerator for debt to adjusted book ratio	$1,899,992

Unencumbered adjusted book	$3,753,866
Encumbered adjusted book	683,438
Total adjusted book (1)	$4,437,304

# of Operating Office Properties (1)
Unencumbered	139
Encumbered	35
Total (1)	174

Square Feet of Office Properties (in thousands) (1)
Unencumbered	13,585
Encumbered	3,278
Total (1)	16,863

	Three Months Ended 9/30/14
Unencumbered NOI from real estate operations	$58,801
Encumbered NOI from real estate operations	15,826
NOI from properties to be conveyed to extinguish debt in default	732
Total NOI from real estate operations	$75,359

Unencumbered adjusted EBITDA	$53,332
Encumbered adjusted EBITDA (1)	15,790
Total adjusted EBITDA (1)	$69,122

Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include discontinued operations	Three Months Ended 9/30/14
Adjusted EBITDA debt service coverage ratio	3.4x
Adjusted EBITDA fixed charge coverage ratio	2.7x
Adjusted debt to in-place adjusted EBITDA ratio	6.7x

	As of and for Three Months Ended 9/30/14
Unsecured Senior Notes Covenants	Actual	Required
Total Debt / Total Assets	46.4%	Less than 60%
Secured Debt / Total Assets	13.6%	Less than 40%
Debt Service Coverage	296.2x	Greater than 1.5x
Unencumbered Assets / Unsecured Debt	249.5%	Greater than 150%

(1)	Except for Unsecured Senior Notes Covenants, amounts exclude the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties.

Corporate Office Properties Trust
Debt Maturity Schedule
(dollars in thousands)

		GAAP
	Stated	Effective
	Rate	Rate	2014	2015	2016	2017	2018	Thereafter	Total
Unsecured Debt
Unsecured Revolving Credit Facility (1)	LIBOR + 1.30%	1.47%	$—	$—	$—	$—	$—	$—	$—
Senior Unsecured Notes
Due 6/15/21	3.70%	3.85%	—	—	—	—	—	300,000	300,000
Due 5/15/23	3.60%	3.70%	—	—	—	—	—	350,000	350,000
Due 2/15/24	5.25%	5.49%	—	—	—	—	—	250,000	250,000
Total Senior Unsecured Notes			—	—	—	—	—	900,000	900,000

Exchangeable Senior Notes	4.25%	6.05%	—	575	—	—	—	—	575
Other Unsecured Debt
2015 maturities (2)	LIBOR + 1.50%	1.66%	—	150,000	—	—	—	—	150,000
2017 maturities (1)	LIBOR + 1.50%	1.66%	—	—	—	250,000	—	—	250,000
2019 maturities	LIBOR + 2.10%	2.26%	—	—	—	—	—	120,000	120,000
2026 maturities	0.00%	0.00%	50	200	200	200	200	1,461	2,311
Total Other Unsecured Debt			50	150,200	200	250,200	200	121,461	522,311

Total Unsecured Debt			$50	$150,775	$200	$250,200	$200	$1,021,461	$1,422,886
Secured Debt
Fixed Rate Secured Debt
2014 maturities (3)	5.65%	5.65%	$150,000	$—	$—	$—	$—	$—	$150,000
2015 maturities	5.53%	5.53%	—	103,000	—	—	—	—	103,000
2016 maturities	6.59%	6.58%	986	4,128	277,886	—	—	—	283,000
2017 maturities	5.45%	5.85%	46	189	200	4,302	—	—	4,737
Thereafter	4.42%	4.38%	362	1,576	1,656	1,745	1,836	52,121	59,296
Total Fixed Rate Secured Debt			151,394	108,893	279,742	6,047	1,836	52,121	600,033
Variable Rate Secured Debt	LIBOR + 2.25%	2.41%	210	36,877	—	—	—	—	37,087
Total Secured Debt			$151,604	$145,770	$279,742	$6,047	$1,836	$52,121	$637,120

Total Debt			$151,654	$296,545	$279,942	$256,247	$2,036	$1,073,582	$2,060,006

Fixed Rate Debt	4.83%	4.93%	$151,444	$109,668	$279,942	$6,247	$2,036	$953,582	$1,502,919
Variable Rate Debt	1.84%	1.84%	210	186,877	—	250,000	—	120,000	557,087
Total Debt			$151,654	$296,545	$279,942	$256,247	$2,036	$1,073,582	$2,060,006

Balloon Payments			$150,000	$289,751	$274,605	$254,110	$—	$1,063,561	$2,032,027
Scheduled Principal Amortization			1,654	6,794	5,337	2,137	2,036	10,021	27,979
Total Debt			$151,654	$296,545	$279,942	$256,247	$2,036	$1,073,582	$2,060,006
							Net discount		(10,014)
							Consolidated debt		$2,049,992

(1)	Matures in 2017, and may be extended by one-year at our option, subject to certain conditions.

(2)	May be extended by two one-year periods at our option, subject to certain conditions.

(3)
Excludes incremental additional interest assoc. with default rate. In July 2014, the maturity of the $150.0 million debt in default was accelerated from 2017 to 2014 by the lender. We expect the lender to foreclose on the properties securing the loan in the fourth quarter of 2014.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 9/30/14
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	96.9%	$55,666	$37,087	50%
Huntsville, AL:
LW Redstone Company, LLC (4 properties)	426	85.4%	76,229	37,870	85%
Total/Average	668	89.5%	$131,895	$74,957
NOI of Operating Properties for the Three Months Ended 9/30/14 (2)	$2,267
NOI of Operating Properties for the Nine Months Ended 9/30/14 (2)	$7,651

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	525	$4,450	$—	50%
Huntsville, Alabama:
Redstone Gateway	4,103	63,085	—	85%
Total	4,628	$67,535	$—

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Net income (loss)	$24,548	$9,050	$5,671	$92,672	$(2,000)	$39,269	$8,872
Interest expense on continuing and discontinued operations	24,802	23,478	20,827	23,181	21,310	69,107	67,050
Income tax expense	101	92	64	1,917	24	257	61
Depreciation of furniture, fixtures and equipment (FF&E)	543	843	505	495	502	1,891	1,559
Real estate-related depreciation and amortization	30,237	30,895	43,596	31,322	29,210	104,728	86,397
Impairment losses	42	1,328	1	921	22,074	1,371	31,126
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	176	363	23	(67,808)	374	562	27,028
(Gain) loss on sales of operating properties	(5,123)	—	4	(9,004)	—	(5,119)	—
Gain on sales of non-operational properties	(5,535)	—	—	—	—	(5,535)	(2,683)
Net loss (gain) on investments in unconsolidated entities included in interest and other income	63	282	20	221	1,006	365	(15)
EBITDA from properties to be conveyed to extinguish debt in default	(732)	(531)	—	—	—	(1,263)	—
Adjusted EBITDA	$69,122	$65,800	$70,711	$73,917	$72,500	$205,633	$219,395
Add back:
General, administrative and leasing expenses on continuing and discontinued operations	7,211	7,528	8,143	8,442	8,027	22,882	22,431
Business development expenses and land carry costs on continuing and discontinued operations, excluding operating property acquisition costs	1,430	1,351	1,326	1,367	1,383	4,107	4,069
Depreciation of FF&E	(543)	(843)	(505)	(495)	(502)	(1,891)	(1,559)
Income from construction contracts and other service operations	(1,146)	(725)	(3,166)	(605)	(685)	(5,037)	(2,883)
Interest and other income, excluding net loss/gain on investments in unconsolidated entities	(1,254)	(1,581)	(1,305)	(1,106)	(1,003)	(4,140)	(2,934)
Equity in (income) loss of unconsolidated entities	(193)	47	(60)	(1,899)	(44)	(206)	(211)
NOI from properties to be conveyed to extinguish debt in default	732	531	—	—	—	1,263	—
NOI from real estate operations	$75,359	$72,108	$75,144	$79,621	$79,676	$222,611	$238,308

Adjusted EBITDA	$69,122	$65,800	$70,711	$73,917	$72,500
Less: NOI from properties in quarter of disposition	(106)	—	—	(5,107)	—
In-place adjusted EBITDA	$69,016	$65,800	$70,711	$68,810	$72,500

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Discontinued Operations
Revenues from real estate operations	$(36)	$5	$19	$8,233	$9,740	$(12)	$29,403
Property operating expenses	175	(84)	20	(2,982)	(3,524)	111	(10,523)
Depreciation and amortization	—	—	—	(996)	(1,005)	—	(3,509)
General, administrative and leasing expenses	—	—	—	(3)	—	—	(1)
Interest	—	—	—	(1,905)	(1,968)	—	(6,316)
(Loss) gain on early extinguishment of debt	—	(93)	(23)	67,810	—	(116)	—
Impairment recoveries (losses)	24	(26)	(1)	(921)	(16,217)	(3)	(25,269)
Gain (loss) on sales of depreciated real estate properties	28	—	(4)	2,671	—	24	—
Discontinued operations	$191	$(198)	$11	$71,907	$(12,974)	$4	$(16,215)
GAAP revenues from real estate operations from continuing operations	$118,276	$115,959	$124,877	$118,487	$114,821	$359,112	$342,510
Revenues from discontinued operations	(36)	5	19	8,233	9,740	(12)	29,403
Real estate revenues	$118,240	$115,964	$124,896	$126,720	$124,561	$359,100	$371,913
GAAP property operating expenses from continuing operations	$43,056	$43,772	$49,772	$44,117	$41,361	$136,600	$123,082
Property operating expenses from discontinued operations	(175)	84	(20)	2,982	3,524	(111)	10,523
Real estate property operating expenses	$42,881	$43,856	$49,752	$47,099	$44,885	$136,489	$133,605
Gain on sales of real estate, net, per statements of operations	$10,630	$—	$—	$6,333	$—	$10,630	$2,683
Gain (loss) on sales of real estate from discontinued operations	28	—	(4)	2,671	—	24	—
Gain (loss) on sales of real estate from continuing and discont. operations	10,658	—	(4)	9,004	—	10,654	2,683
Less: Gain on sales of non-operating properties	(5,535)	—	—	—	—	(5,535)	(2,683)
Gain (loss) on sales of operating properties	$5,123	$—	$(4)	$9,004	$—	$5,119	$—
Impairment losses, per statements of operations	$66	$1,302	$—	$—	$5,857	$1,368	$5,857
Impairment (recoveries) losses on discontinued operations	(24)	26	1	921	16,217	3	25,269
Total impairment losses	$42	$1,328	$1	$921	$22,074	$1,371	$31,126
Impairment recoveries (losses) on previously depreciated operating properties	7	(1,328)	(1)	(921)	(22,074)	(1,322)	(31,126)
Impairment losses on non-operating properties	$49	$—	$—	$—	$—	$49	$—

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Depreciation and amortization associated with real estate operations from continuing operations	$30,237	$30,895	$43,596	$30,326	$28,205	$104,728	$82,888
Depreciation and amortization from discontinued operations	—	—	—	996	1,005	—	3,509
Real estate-related depreciation and amortization	$30,237	$30,895	$43,596	$31,322	$29,210	$104,728	$86,397
Interest expense from continuing operations	$24,802	$23,478	$20,827	$21,276	$19,342	$69,107	$60,734
Interest expense from discontinued operations	—	—	—	1,905	1,968	—	6,316
Total interest expense	24,802	23,478	20,827	23,181	21,310	69,107	67,050
Less: Amortization of deferred financing costs	(1,357)	(1,122)	(1,167)	(1,159)	(1,321)	(3,646)	(4,292)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	(259)	(229)	(171)	48	121	(659)	(1,063)
Less: Interest exp. on debt in default to be exting. via conveyance of properties	(4,231)	(4,133)	—	—	—	(8,364)	—
Denominator for interest coverage	18,955	17,994	19,489	22,070	20,110	56,438	61,695
Scheduled principal amortization	1,477	1,582	1,855	2,252	2,226	4,914	7,229
Denominator for debt service coverage	20,432	19,576	21,344	24,322	22,336	61,352	68,924
Capitalized interest	1,314	1,422	1,589	2,042	2,215	4,325	6,743
Preferred share dividends - redeemable non-convertible	3,553	4,344	4,490	4,490	4,490	12,387	15,481
Preferred unit distributions	165	165	165	165	165	495	495
Denominator for fixed charge coverage	$25,464	$25,507	$27,588	$31,019	$29,206	$78,559	$91,643
Preferred share dividends	$3,553	$4,344	$4,490	$4,490	$4,490	$12,387	$15,481
Preferred unit distributions	165	165	165	165	165	495	495
Common share dividends	24,112	24,103	24,091	24,026	24,022	72,306	71,220
Common unit distributions	1,062	1,072	1,081	1,094	1,094	3,215	3,186
Total dividends/distributions	$28,892	$29,684	$29,827	$29,775	$29,771	$88,403	$90,382
Common share dividends	$24,112	$24,103	$24,091	$24,026	$24,022	$72,306	$71,220
Common unit distributions	1,062	1,072	1,081	1,094	1,094	3,215	3,186
Dividends and distributions for payout ratios	$25,174	$25,175	$25,172	$25,120	$25,116	$75,521	$74,406

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/14	6/30/14	3/31/14	12/31/13	9/30/13	9/30/14	9/30/13
Total Assets	$3,680,188	$3,709,500	$3,605,897	$3,629,952	$3,755,588	$3,680,188	$3,755,588
Accumulated depreciation	679,598	655,214	635,178	597,649	612,369	679,598	612,369
Accumulated depreciation included in assets held for sale	—	3,121	—	—	8,845	—	8,845
Accumulated amort. of real estate intangibles and deferred leasing costs	207,864	201,627	199,500	193,142	195,559	207,864	195,559
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	—	4,277	—	—	9,224	—	9,224
Less: Adj. book assoc. with properties to be conveyed to exting. debt in default	(130,346)	(130,921)	—	—	—	(130,346)	—
Adjusted book	$4,437,304	$4,442,818	$4,440,575	$4,420,743	$4,581,585	$4,437,304	$4,581,585
Debt, net	$2,049,992	$2,099,343	$1,931,831	$1,927,703	$2,135,031
Less: Debt in default to be extinguished via conveyance of properties	(150,000)	(150,000)	—	—	—
Numerator for debt to adjusted book ratio	1,899,992	1,949,343	1,931,831	1,927,703	2,135,031
Less: Cash and cash equivalents	(40,018)	(76,216)	(18,374)	(54,373)	(27,318)
Adjusted debt	$1,859,974	$1,873,127	$1,913,457	$1,873,330	$2,107,713

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions and accumulated amortization of deferred leasing costs, and excluding the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties.

Adjusted debt
Defined as the carrying value of our debt, as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default to be extinguished via conveyance of properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives and income taxes, and excluding the effect of properties serving as collateral for debt which is in default that we expect to extinguish via conveyance of such properties.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net income (loss) is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to

Corporate Office Properties Trust
Definitions

accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI.

Cash NOI, excluding gross lease termination fees
Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.  Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Adjusted debt to in-place adjusted EBITDA ratio
Defined as adjusted debt (as defined above) divided by in-place adjusted EBITDA (defined below) for the three month period that is annualized by multiplying by four.

Debt to Adjusted book
Defined as debt, as adjusted to subtract debt in default to be extinguished via conveyance of properties, divided by Adjusted book (defined above).

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there); recurring capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs: gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax; gain or loss on early extinguishment of debt; FFO associated with properties securing non-recourse debt on which we have defaulted and which we have extinguished, or expect to extinguish, via conveyance of those properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; executive transition costs; and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a useful supplemental measure in evaluating operating performance.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income (loss) computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Corporate Office Properties Trust
Definitions

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans for continuing and discontinued operations, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Real estate revenue operating margin
Defined as NOI from real estate operations divided by real estate revenue, including continuing and discontinued operations.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in our ownership of operating properties.  We believe that net income (loss) is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Recurring Capital Expenditures
Definition is included above in the definition for Diluted AFFO.

Corporate Office Properties Trust
Definitions

Rental revenue operating margin
Defined as NOI from real estate operations divided by real estate rental revenue, including continuing and discontinued operations.

Same office property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Construction Properties — Properties under active construction and properties that we were contractually committed to construct.

Core Portfolio — Operating properties held for long-term investment.

Demand Driver Adjacent Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Greater Washington, DC/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia, Greater Baltimore, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office — Regional office properties held for long-term investment predominantly in the Greater Washington, DC/Baltimore region, excluding Strategic Tenant Niche Properties.

Same Office Properties — Operating office properties owned and 100% operational since at least January 1, 2013, excluding properties held for future disposition.

Second Generation Space — Space leased that has been previously occupied.

Strategic Tenant Niche Properties — Office properties held for long-term investment located near defense installations and other knowledge-based government demand drivers, or that were otherwise at least 50% leased as of most recent year end by United States Government agencies or defense contractors.

Total Portfolio — Operating properties, excl. the effect of properties serving as collateral for debt which is in default that we expect to extinguish via property conveyance.

Unstabilized Properties — Properties with first generation operational space less than 90% occupied at period end.